FIRST AMENDMENT AND WAIVER TO
               THIRD AMENDED AND RESTATED SECURED CREDIT AGREEMENT


          This First Amendment and Waiver to Third Amended and Restated Secured Credit Agreement, dated as of June 30, 1995 (this "Amendment"), is by and between Mid-West Spring Manufacturing Company, a Delaware corporation (the "Company") and American National Bank and Trust Company of Chicago, a national banking association (the "Bank"). Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the Credit Agreement (as defined below).

                                   WITNESSETH:

          WHEREAS, the Company and the Bank are parties to the Third Amended and Restated Secured Credit Agreement dated as of December 23, 1994 (as such agreement may be amended, modified, restated or supplemented from time to time, the "Credit Agreement");

          WHEREAS, the Bank has extended credit under the Credit Agreement evidenced by the Sixth Amended and Restated Revolving Note made by the company in favor of the Bank in the principal amount of $5,000,000 (the "Existing Note");

          WHEREAS, the Company and the Bank desire to amend and restate the Existing Note to extend the maturity date thereof; and

          WHEREAS, the Company and the Bank desire to amend the Credit Agreement to, among other things, (i) reflect the amendment to the Existing Note and (ii) waive compliance with certain covenants;

          NOW, THEREFORE, in consideration of the foregoing recitals, the actions contemplated therein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                    SECTION 1.  AMENDMENT TO CREDIT AGREEMENT

          On the date this Amendment becomes effective, after satisfaction by the Company of each of the conditions set forth in Section 5 hereof (the "Closing date"), Section 1.1 of the Credit Agreement will be amended by amending and restating the definition of "Revolving Credit Termination Date" set forth therein in its entirety as follows:

          Revolving Credit Termination Date means the earlier of (i)
     June 30, 1996 and (ii) such other date on which the Revolving Credit Commitment shall terminate pursuant to Section 10.2.

               SECTION 2.  AMENDMENT TO EXISTING NOTE AND EXHIBITS

          On the Closing Date, the Existing Note will be amended, restated and replaced in its entirety by the Seventh Amended and Restated Revolving Note executed by the Company in favor of the Bank substantially in the form of
Exhibit 1 hereto (the "Amended Note") and Exhibit A to the Credit Agreement will be replaced by Exhibit 1 hereto. Upon receipt of the executed Amended Note, the Bank shall mark the Existing Note "superseded" and return it to the Company.

                               SECTION 3.  WAIVER

          The Bank hereby waives any Event of Default under Section 10.1(d) of the Credit Agreement due to the Company's noncompliance with the covenant set forth in Section 7.28 of the Credit Agreement for the fiscal quarter ended March 31, 1995.

                   SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Amendment and to extend future credit under the Credit Agreement, as amended hereby, the Company represents and warrants to the Bank that:

          4.1 Due Authorization, Etc. The execution, delivery and performance by the Company of this Amendment and the Amended Note are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any shall be required), and do not and will not contravene or conflict with any provision of (a) any law, (b) any judgment, decree or order, or (c) the Company's Certificate of Incorporation or By-Laws, and do not and will not contravene or conflict with, or cause any lien to arise under any provision of any agreement or instrument binding upon the company or upon any property of the Company.
This Amendment, the Credit Agreement, as amended by this Amendment, and the Amended Note are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          4.2 No Default, Etc. As of the date hereof, (a) except as set forth in Section 3 hereof, no Event of Default or Unmatured Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing or will result from the amendments set forth herein, and (b) the representations and warranties of the Company contained in the Credit Agreement are true and correct as of the date hereof.

          4.3 Litigation. As of the date hereof, except as previously disclosed by the Company to the Bank in writing, no claims, litigation (including, without limitation, derivative actions), arbitration proceedings, governmental investigations or proceedings or regulatory proceedings are pending, or to the knowledge of the Company, threatened against the Company, nor does the Company know of any basis for the foregoing. In addition, there are no inquiries, formal or informal, which might give rise to such actions, proceedings or investigations.

                     SECTION 5.  CONDITIONS TO EFFECTIVENESS

          The obligation of the Bank to make the amendments contemplated by this Amendment and the effectiveness thereof, are subject to the following:

          5.1 Representations and Warranties. The representations and warranties of the Company contained in this Amendment shall be true and correct as of the date hereof and as of the date of the effectiveness of this Amendment.

          5.2 Documents. The Bank shall have received all of the following, each duly executed and dated as of the date hereof (or such other date as shall be satisfactory to the Bank) in form and substance satisfactory to the Bank:

          (a)  First Amendment.  This Amendment;

          (b) Amended Note. The Amended Note executed by the Company substantially in the form of Exhibit A attached hereto;

          (c) Secretary's Certificate. A certificate of the Secretary of the Company as to (i) incumbency of officers, authorizing or ratifying the execution, delivery and performance of this Amendment and the Amended Note and (iii) no amendments or modifications to the Company's Articles of Incorporation or By-Laws since March 16, 1994.

          (d) Consents, Etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to this Amendment and the Amended Note, or any other document provided for hereunder;

          (e) Opinion of Counsel. The opinion of counsel for the Company, addressed to the Bank in form and substance satisfactory to the Bank and its counsel; and

          (f) Other. Such other documents as the Bank may reasonably request.

                            SECTION 6.  MISCELLANEOUS

          6.1 Captions. The recitals to this Amendment (except for definitions) and the section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

          6.2 Governing Law; Severability. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          6.3 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

          6.4 Successors and Assigns. This Amendment shall be binding upon the Company and the Bank and their respective successors and assigns, and shall inure to the sole benefit of the Company and the Bank and their successors and assigns. The Company shall have no right to assign its rights or delegate its duties under this Amendment.

          6.5 References. From and after the date hereof, each reference in the Credit Agreement or the Revolving Note to "this Agreement," "this Note," "hereunder," "hereof," "herein," or words of like import, and each reference in the Credit Agreement or the Revolving Note to the Credit Agreement, the Revolving Note or to any term, condition or provision contained "thereunder," "thereof," "therein," or words of like import, shall mean and be a reference to the Credit Agreement or the Revolving Note, as applicable (or such term, condition or provision, as applicable) as amended, supplemented or otherwise modified by this Amendment or the Amended Note, as applicable.

          6.6 Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement or the Revolving Note. The parties hereto expressly do not intend to extinguish the Credit Agreement or the Revolving Note. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement, which is evidenced by the Revolving Note. The Credit Agreement, as amended hereby, and the Existing Note, as amended and restated by the Amended Note, remain in full force and effect.

          6.7 Costs, Expenses and Taxes. The Company affirms and acknowledges that Section 11.5 of the Credit Agreement applies to this Amendment and the transactions and agreements and documents contemplated hereunder.

          Delivered at Chicago, Illinois, as of the day and year first above written.


                         MID-WEST SPRING MANUFACTURING COMPANY


                         By:  /s/ C. Stephen Clegg
                              Name:  C. Stephen Clegg
                              Title:  Chairman and
                                      Executive Officer


                         AMERICAN NATIONAL BANK AND TRUST
                           COMPANY OF CHICAGO


                         By:  /s/ John W. Patterson
                              Name:
                              Title:  2VP


                                    EXHIBIT 1

                              FORM OF AMENDED NOTE

                                   [Attached]


                   SEVENTH AMENDED AND RESTATED REVOLVING NOTE


$5,000,000                                                     Chicago, Illinois
                                                                   June 30, 1995

          On or before June 30, 1996 (or, if such day is not a Business Day, on the next following Business Day), the undersigned, for value received, promises to pay to the order of American National Bank and Trust Company of Chicago (herein, together with its successors and assigns, called the "Bank") at the Bank's principal office in Chicago, Illinois, FIVE MILLION AND 00/100 DOLLARS ($5,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the undersigned pursuant to that certain Third Amended and Restated Secured Credit Agreement, dated as of December 23, 1994 (as the same may be amended, modified or supplemented form time to time, the "Credit Agreement"), between the undersigned and the Bank, as shown either on the schedule attached hereto (and any continuation thereto) or in the Bank's records.

          The undersigned further promises to pay interest on the unpaid principal amount hereof from time to time outstanding at such rates and at such times as are provided in the Credit Agreement.

          Payments of both principal and interest are to be made in the lawful money of the Unites States of America.

          This Seventh Amended and Restated Revolving Note (the "Note") evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement. The Credit Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Credit Agreement. This Note is secured pursuant to the Credit Agreement and the various Collateral Documents referred to therein, and reference is made thereto for a statement of terms and provisions.

          This Note amends and restates that certain Sixth Amended and Restated Revolving Note dated December 23, 1994 (the "Existing Note"), in the maximum principal amount of $5,000,000 executed by the undersigned payable to the order of the Bank on or before June 30, 1995, pursuant to the Credit Agreement between the undersigned and the Bank. Execution and delivery of this Note and any document executed pursuant thereto are not intended and should not be construed
(i) to deem to have repaid or otherwise discharged any amount of principal of or interest on the Existing Note, (ii) to effect a novation or otherwise to release the obligation f the undersigned under or extinguish the debt evidenced by the Existing Note, or (iii) to release, cancel terminate or otherwise impair the status or priority of all or any part of any liens or security interests granted to the Bank (or any person acting for the benefit of the Bank) as collateral security for the obligations of the undersigned under or in connection with the Existing Note.

          In addition to, and not in limitation f, the foregoing and the provisions of the Credit Agreement hereinabove referred to, the undersigned further agrees, subject only to any limitation impose by applicable law, to pay all expenses, including reasonably attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

          This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. THIS NOTE IS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                                   MID-WEST SPRING MANUFACTURING
                                        COMPANY


                                   By:__________________________
                                      Name:
                                      Title:



Address:

8 Greenwood Avenue
Romeoville, Illinois 60441


Schedule Attached to Seventh Amended and Restated Revolving Note dated as of June 30, 1995 of Mid-West Spring Manufacturing Company payable to the order of American National Bank and Trust Company of Chicago.


                          LOANS AND PRINCIPAL PAYMENTS


                           Amount of    Unpaid
              Amount of    Principal    Principal    Notation
     Date     Loan Made    Repaid       Balance      Made by